UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 7, 2008
(Date of earliest event reported)

HIRERIGHT, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-33613

Delaware	33-0465016
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5151 California Avenue, Irvine, California 92617

www.hireright.com
(Address of principal executive offices, including zip code)

(949) 428-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 9, 2008, HireRight, Inc., a Delaware corporation (the “Company”), announced that it entered into an Agreement and Plan of Merger, dated as of June 9, 2008 (the “Merger Agreement”), with US Investigations Services, LLC, a Delaware limited liability company (“USIS”) and Hercules Acquisition Corp., a Delaware corporation and wholly owned subsidiary of USIS (the “Merger Sub”), pursuant to which the Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for the proposed Merger was terminated on July 7, 2008. Consummation of the Merger remains subject to approval of the Merger Agreement by the Company’s stockholders, as well as other customary closing conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 9, 2008, and is incorporated herein by reference.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving the Company and Merger Sub, a wholly owned subsidiary of USIS. In connection with this proposed transaction, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other related materials. The definitive proxy statement will be mailed to the stockholders of the Company. BEFORE MAKING ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders can obtain copies of the Company’s materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to the Company at 5151 California Avenue, Irvine, California 92617. Investors and security holders may also read and copy any reports, statements and other information filed by the Company with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. The Company’s directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed transaction. Information about the Company, its directors and its executive officers, and their ownership of the Company’s securities, is set forth in its proxy statement for the 2007 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 8, 2008. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This current report contains, among other things, certain statements of a forward-looking nature. Such statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statement. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following the announcement of the transaction; (3) the inability to complete the transaction due to the failure to satisfy the conditions thereto; (4) the proposed transaction may disrupt current plans and operations and the potential difficulties in employee retention as a result of the announcement of the transaction; and (5) other factors described in the Company’s filings with the SEC, including its reports on Forms 10-K, 10-Q, and 8-K. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRERIGHT, INC.,
a Delaware corporation

By:	/s/ Eric J. Boden
Eric J. Boden
Chief Executive Officer

Date:  July 11, 2008